Exhibit 4.30

CHANGE ORDER N°1 to Work Order #1002213

This Change Order number 1 to Work Order #1002213 (hereinafter “Change Order”) is made and entered into as of the date of last signature (hereinafter “Effective Date”) by and between Prana Biotechnology Limited (hereinafter “Sponsor”) with an office located at Level 2, 369 Royal Parade, Parkville VIC 3052 Australia and INCResearch Australia Pty Limited, together with its parent company, subsidiaries and legal affiliates (hereinafter “INC Research”) with offices located at 124 Lipson Street, Port Adelaide SA 5015, Australia.

RECITALS

WHEREAS, Sponsor and INC Research have entered into Work Order #102213 (hereinafter “Agreement”) to perform Services for Protocol # PBT2-203, for study entitled: A randomized, double-blind, placebo controlled study to assess the safety and tolerability and efficacy of PBT2 in patients with early to mid-stage Huntington disease (hereinafter “Study”), which was signed by Sponsor and INC Research on 28th March 2013 and

WHEREAS, during the course of the performance of the Study, Sponsor and INC Research have identified changes in assumptions; and

WHEREAS, Sponsor desires to retain additional services from INC Research and INC Research desires to supply such services to Sponsor under the terms and conditions set forth herein; and

WHEREAS, Sponsor and INC Research agree that all other terms and conditions of the Agreement shall remain in full force and effect, unless specifically agreed otherwise in this Change Order; and

WHEREAS, Sponsor and INC Research agree that the services and costs covered by this Change Order are additional to the services and costs covered by the Agreement;

NOW THEREFORE, subject to the terms, conditions and covenants hereinafter set forth, INC Research and Sponsor agree as follows:

SECTION I: CHANGES IN SCOPE

This section contains an overview of the changes in assumptions, timelines, and revision in Scope of services. In summary, this Change Order mainly reflects the following changes:

●	Addition of Project Meetings, Teleconferences and Face to Face meetings with Sponsor.
●	Addition of Client Database Review.
●	Additional Statistical Analysis Plan (SAP) includes Text and Table and Listing Shells.
●	Removal of Identifying Protocol Deviations and Analysis populations.
●	Additional Analysis Datasets, Specification, Programming and Quality Control.
●	Reduction in Production of Tables & Listings (Lost or redundant programming due to closure of HSG involvement).
●	Removal of Statistical Analysis
●	Removal of Input to Final report
●	Removal of Unit based Data Management Costs for Program consistency checks and raising manual data queries.
●	Removal of Clinical Study Report (CSR).
●	Removal of Quality Assurance (QA) Site Audits.

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1002213
Prana (PBT2-203) Change Order #1, v4, 4th March 2014

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The parties hereby agree the total cost associated with this Change Order is AUD $53,809.00

SECTION II: COSTS OVERVIEW

The additional deliverables and tasks performed by INC Research are specified in Attachment A. This Attachment includes an overview of the total prices of deliverables in the original agreement and previous change orders, and an overview of the additional total prices of the new deliverables and services. The total amount of all contracted deliverables (original agreement including all change orders) is shown in Attachment A.

A summary of both direct and indirect costs related to the original agreement and all changes in scope as occurred is provided in the table below:

	Effective Date	Direct Costs AUD$	Indirect Costs AUD$	Grand Total AUD$
Original Contract	28th March 2013	$173,754.00	$2,310.00	$176,064.00
Change Order # 1	Upon Execution	$53,809.00	$0.00	$53,809.00
Total Contract Value		$227,563.00	2,310.00	$229,873.00

SIGNATURE

IN WITNESS WHEREOF, the undersigned have caused this Change Order to be executed by a duly authorized individual on behalf of each requisite party effective as of the day and year last written below. In the event that the parties execute this Change Order by exchange of electronically signed copies or facsimile signed copies, the parties agree that, upon being signed by both parties, this Change Order shall become effective and binding and that facsimile copies and/or electronic signatures will constitute evidence of the existence of this Change Order with the expectation that original documents may later be exchanged in good faith.

Prana Biotechnology Limited	INCResearch Australia Pty Limited

Signature By:	Signature By:

DIANNE ANGUS
Name (print)	Name (print)

Chief Operating Officer
Title	Title

11 March 2014
Date	Date

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Revised Direct Costs

Service/Item	Comments	Responsibility	Unit	Unit Cost (AUD)	Original Number of Units	CO#1 Number of Units	Original Item Cost	CO#1 Item Cost	AUD$
Data Management & Statistics
Project familiarization	Arrange test data extract from database, assess data structure and data quality. Receive final transfer from HSC.	Clinical Programmer	1hr	108	16.00	0.00	1,728	0
Project Meetings	Teleconference and face to face meetings with Prana, CTCC and key opinion leaders	Statistician	10hr/week	2120	0.00	26.00	0	55,120
HSG Meeting (USA)	Three days of meetings plus travel time. (Jan Steyn or Melanie Bailey Tippetts and Peter Fursdon). Travel & accommodation arranged by Prana		40hrs per person	8000	2.00	0.00	16,000	0
Database design	Review annotated CRF and database specification documentations	Clinical Programmer	0.5hr/dat aset	30	25.00	0.00	750	0
Data Validation Manual	Review DVM text/data management plan specifying edit checks	CDA	40hrs	104	16.00	0.00	1,664	0
Import BM, PK, ECG and immunology data	Electronic transfer of Biomarker, PK, ECG and MRI data (Data transfer plans, test transfers & final transfer)	DBA	1 study	1122	4.00	0.00	4,488	0

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Service/Item	Comments	Responsibility	Unit	Unit Cost (AUD)	Original Number of Units	CO#1 Number of Units	Original Item Cost	CO#1 Item Cost	AUD$
Client Database Review	Database Report prepared by Karen Reynolds	DM Systems	40hrs	7400	0.00	1.00	0	7,400
Statistical Analysis Plan (SAP)	Includes text and table and listing shells	Statistician	1 SAP	9426	1.00	0.00	9,426	0
Statistical Analysis Plan (SAP)	Additional text and table and listing shells	Statistician	1 SAP	13936	0.00	1.00	0	13,936
Statistical Analysis Plan (SAP)	SAP Amendment 1 (24 hours)	Statistician	1 SAP	5088	0.00	1.00	0	5,088
Identify Protocol Deviations and define Analysis populations	Unblinding, Protocol deviations and Definition of populations	Statistician	1 study	1600	1.00	-1.00	1,600	-1,600
Analysis Datasets	Specification, Programming & QC	SAS Programmer	1 study	21294	1.00	0.00	21,294	0
Data Cleaning Issues	Resolving data issues in CTCC data sets	SAS Programmer	per hour	169	0.00	400.00	0	67,600
Production of Tables & Listings	14 Unique tables. Cost per extra $1014 20 Repeat tables. Cost per extra $338 36 Figures. Cost per extra $592 38 Listings. Cost per extra $422	SAS Programmer	1 study	52221	1.00	0.00	52,221	0
Production of Tables & Listings (Lost or redundant programming due to closure of HSG involvement)	Primary programming lost: 20 analyses programs lost @ $212, 19 unique tables lost @$507, 68 tables requiring modification @ $126.75, 51 Listings requring minor modification @ $84.50.	SAS Programmer	1 study	29152	0.00	-1.00	0	-29,152

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Service/Item	Comments	Responsibility	Unit	Unit Cost (AUD)	Original Number of Units	CO#1 Number of Units	Original Item Cost	CO#1 Item Cost	AUD$
Statistical Analysis	Analysis endpoints. Cost per extra $424	Statistician	1 analysis endpoint	424	19.00	-19.00	8,056	-8,056
Input to Final report	Text for inclusion in study report	Statistician	1 Study	5088	1.00	-1.00	5,088	-5,088
Unit based Data Management Costs	Program consistency check	Clinical Programmer	1 check	60	1.00	-1.00	60	-60
Unit based Data Management Costs	Raise manual data query	CDA	1 query	52	1.00	-1.00	52	-52
						Subtotal	122,427	105,136	$227,563
Medical Writing
Clinical Study Report (CSR)		Medical Writer	per CSR	25418	1.00	-1.00	25,418	-25,418
						Subtotal	25,418	-25,418	$0
Quality Assurance - Site Audits
Quality Assurance Site Audits	GCP Audits preparation time	QAA	Site Audit	1314	2.00	-2.00	2,628	-2,628
	GCP Audits on-site	QAA	Site Audit	2628	2.00	-2.00	5,255	-5,255
	GCP Audits report preparation	QAA	Site Audit	1971	2.00	-2.00	3,941	-3,941
	GCP Audits travel time	QAA	Site Audit	1570	2.00	-2.00	3,140	-3,140
	Review of Audit reports	QAA	Site Audit	443	2.00	-2.00	886	-886
QA Audit of Vendor(s)		QAA	Audit	10059	1.00	-1.00	10,059	-10,059
						Subtotal	25,909	-25,909	$0

						TOTAL	173,754	53,809	$227,563

INC Research, LLC – CONFIDENTIAL

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Pass-Through Costs – NIL changes

Expense/Item	Comments	Unit Cost (AUD)	Original Number of Units	CO#1 Number of Units	Original Item Cost AUD$	CO#1 Item Cost AUD$	AUD$
Site Visits
Travel Costs (flights/accommodation/taxis)		$1,155/visit	2	0	2,310	0
				Subtotal	2,310	0	$2,310

				TOTAL	2,310	0	$2,310

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